Exhibit 10.28
CHICO’S FAS, INC.
2002 OMNIBUS STOCK AND INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
FOR DIRECTOR
Capitalized terms not defined herein have the meaning given such terms in the
Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan.
     This Restricted Stock Agreement (the “Agreement”) is dated as of <<grant date>> (the “Grant Date”), and is entered into between Chico’s FAS, Inc., a Florida corporation (the “Company”), and <<name>> (the “Director”).
     WHEREAS, the Board of Directors of the Company (the “Board”) is authorized to make grants of Restricted Stock under the Company’s 2002 Omnibus Stock and Incentive Plan, as amended (the “Plan”);
     WHEREAS, on or about <<grant date>>, the Board approved the grant, pursuant to the Plan, Restricted Stock to the Director on the Grant Date provided that the Director continued in the capacity as a Director of the Company on the Grant Date;
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth below, the parties hereto agree as follows:
     1. Grant of Restricted Stock. The Company hereby grants to the Director all rights, title and interest in the record and beneficial ownership of ten thousand (######) shares of common stock, $.01 par value per share, of the Company (“Common Stock”) subject to the conditions described in Paragraphs 5 and 6 as well as the other provisions of this Restricted Stock Agreement (the “Restricted Stock”). The Restricted Stock is granted pursuant to and to implement in part the Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan (as amended and in effect from time to time, the “Plan”) and is subject to the provisions of the Plan, which is hereby incorporated herein and is made a part hereof, as well as the provisions of this Restricted Stock Agreement. The Director agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan and this Restricted Stock Agreement. All capitalized terms have the meanings set forth in the Plan unless otherwise specifically provided in this Restricted Stock Agreement. All references to specified paragraphs pertain to paragraphs of this Restricted Stock Agreement unless otherwise specifically provided.
     2. No Transfer of Unvested Shares. During the period that any shares of Restricted Stock are unvested as set forth in Paragraphs 3, 4, 5 and 6, such unvested shares shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, other than by will, the laws of descent and distribution, by qualified domestic relations order or as expressly provided for in Paragraph 3. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the Director.
     3. Custody of Restricted Stock. The shares of Restricted Stock will be issued in the name of the Director and deposited with the Plan Administrator as escrow agent (the

“Escrow Agent”) together with a stock power endorsed in blank by the Director, and will not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered unless and until the expiration of the Restriction Period set forth in Paragraph 5 and satisfaction of the vesting conditions set forth in Paragraph 5 or the occurrence of any of the events contemplated by Paragraphs 6(b), 6(c) , 6(d) or 6(e). Notwithstanding the foregoing, while such restrictions remain in effect, the Director may transfer the shares of Restricted Stock to a trust created by such Director for the benefit of the Director and the Director’s family as part of the Director’s estate planning program, provided that prior to any such transfer, (a) the Director must submit to the Company a legal opinion of the Director’s counsel, satisfactory to the Board, that the transfer to such trust and the holdings of the shares of Restricted Stock by such trust shall have no adverse tax or securities law consequences for the Company and (b) the trust must execute and deliver to the Company a joinder to this Agreement, satisfactory to the Board, which shall, among other things, acknowledge the terms of the grant of the Restricted Stock and the restrictions on transfer of the shares of Restricted Stock imposed and established pursuant to the terms of this Agreement and the Plan and the trust must continue the deposit of the shares of Restricted Stock with the Escrow Agent and deposit with the Escrow Agent a stock power endorsed in blank by the trustee on behalf of the trust. The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the shares of Restricted Stock or otherwise reflect in its records the restrictions on transfer set forth in this Agreement and the Plan. The certificate or certificates representing such shares of Restricted Stock will not be delivered by the Escrow Agent to the Director unless and until the shares of Restricted Stock have vested and all other terms and conditions in this Agreement and the Plan have been satisfied.
     4. Risk of Forfeiture. Subject to Paragraphs 6(b), 6(c), 6(d) and 6(e), should the Director’s position as a director of the Company terminate prior to the end of the Restriction Period set forth in Paragraph 5, the Director shall forfeit the right to receive the Restricted Stock that would otherwise have vested at the end of the Restriction Period. The Director hereby appoints the Escrow Agent with full power of substitution, as the Director’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Director to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested shares of Restricted Stock to the Company upon such forfeiture.
     5. Vesting Dates. Subject to Paragraph 6, the restrictions applicable to the Restricted Stock will lapse as set forth in the following table:

Number of Shares of Common Stock	Date Restrictions Lapse

     6. Termination of Service; Change in Control. Voluntary or involuntary termination of service as a director, retirement, death or disability of the Director, or occurrence of a Change in Control, shall affect the Director’s rights under this Restricted Stock Agreement as follows:

          a. Voluntary Termination or Termination for Cause. If, other than as specified below, the Director voluntarily terminates service as a director of the Company or if the Director’s position as a director of the Company is terminated by the Company for cause prior to the last day of the Restriction Period, then the Director shall forfeit the right to receive all shares of Restricted Stock.
          b. Termination Without Cause. If, other than as specified below, the Director’s position as a director is terminated by the Company without cause prior to the last day of the Restriction Period, then immediately such number of shares of nonvested Restricted Stock equal to the Accelerated Portion shall fully vest, all restrictions (other than those described in Paragraph 10) applicable to the Accelerated Portion of the nonvested Restricted Stock shall terminate, the Company shall release from escrow or trust and shall issue and deliver to the Director a certificate or certificates for the Accelerated Portion of the nonvested Restricted Stock and the Director shall forfeit the right to receive all shares of the nonvested Restricted Stock in excess of the Accelerated Portion. For these purposes, the “Accelerated Portion” shall be equal to the number of shares which is the product of (i) a fraction, the numerator of which is the number of completed months elapsed beginning on the Grant Date and ending on the date of termination of service as a director of the Company and the denominator of which is the total number of months in the Restriction Period, multiplied by (ii) the total number of shares of nonvested Restricted Stock immediately prior to the date of termination of service as a director of the Company.
          c. Change in Control. If a Change in Control shall occur, then immediately all nonvested Restricted Stock shall fully vest, all restrictions (other than those described in Paragraph 10) applicable to such Restricted Stock shall terminate and the Company shall release from escrow or trust and shall issue and deliver to the Director a certificate or certificates for all shares of Restricted Stock.
          d. Death or Disability. If the Director’s position as a director of the Company is terminated by death or disability, then immediately all nonvested Restricted Stock shall fully vest, all restrictions (other than described in Paragraph 10) applicable to Restricted Stock shall terminate and the Company shall release from escrow or trust and shall issue and deliver to the Director, or in the case of death, to the person or persons to whom the Director’s rights under this Restricted Stock Agreement shall pass by will or by the applicable laws of descent and distribution, or in the case of Disability, to the Director’s personal representative, a certificate or certificates for all Restricted Stock.
          e. Retirement. If the Director’s position as a director of the Company is terminated by retirement prior to the last day of the Restriction Period, then immediately such number of shares of nonvested Restricted Stock equal to the Accelerated Portion shall fully vest, all restrictions (other than those described in Paragraph 10) applicable to the Accelerated Portion of the nonvested Restricted Stock shall terminate, the Company shall release from escrow or trust and shall issue and deliver to the Director a certificate or certificates for the Accelerated Portion of the nonvested Restricted Stock and the Director shall forfeit the right to receive all shares of the nonvested Restricted Stock in excess of the Accelerated Portion. For these purposes, the “Accelerated Portion” shall be equal to the number of shares which is the product of (i) a fraction, the numerator of which is the number of completed months elapsed beginning on the Grant Date and ending on the date of termination of service as a director of the Company and the denominator of which is the total number of months in the Restriction Period, multiplied by (ii) the total number of shares of nonvested Restricted Stock immediately prior to the date of termination of the Director’s position as a director of the Company. For these purposes, the Director’s position as a director of the Company will be considered to be terminated by “retirement” if the Director has (i) reached age 55, and, (ii) the Director’s combined age and years of service with the Company as a director is equal to 65 or greater.
     7. Ownership Rights. Subject to the restrictions set forth herein and subject to Paragraph 9, the Director is entitled to all voting and ownership rights applicable to the Restricted Stock, including the right to receive any dividends that may be paid on Restricted Stock, whether or not vested. (Information on Chico’s stock, Annual Reports, and other relevant information may be found under the Investor Relations Sections of the Chico’s website: Chicos.com)
     8. Reorganization of Company and Subsidiaries. The existence of this Restricted Stock Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     9. Adjustment of Shares. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Company (“Recapitalization Events”), then for all purposes references herein to Common Stock or to Restricted Stock shall mean and include all securities or other property (other than cash) that holders of Common Stock of the Company are entitled to receive in respect of Common Stock by reason of each successive Recapitalization Event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Restricted Stock.
     10. Certain Restrictions. By accepting the Restricted Stock, the Director agrees that if at the time of delivery of certificates for shares of Restricted Stock issued hereunder any sale of such shares is not covered by an effective registration statement filed under the Securities Act of 1933 (the “Act”), the Director will acquire the Restricted Stock for the Director’s own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition the Director will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with the Act or any other securities law or with this Restricted Stock Agreement.
     11. Amendment and Termination. No amendment or termination of this Restricted Stock Agreement which would impair the rights of the Director shall be made by the Board or the Plan Administrator at any time without the written consent of the Director. No amendment or termination of the Plan will adversely affect the right, title and interest of the Director under this Restricted Stock Agreement or to Restricted Stock granted hereunder without the written consent of the Director.
     12. No Guarantee of Continued Position as a Director. This Restricted Stock Agreement shall not confer upon the Director any right with respect to continuance of the Director’s position as a director of the Company or other service with the Company or any subsidiary, nor shall it interfere in any way with any right the Company or any subsidiary would otherwise have to terminate such Director’s position as a director of the Company or other service at any time.
     13. Withholding of Taxes. The Company shall have the right to (i) make deductions from the number of shares of Restricted Stock otherwise deliverable upon satisfaction of the conditions precedent under this Restricted Stock Agreement (and other amounts payable under this Restricted Stock Agreement) in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations.
     14. No Guarantee of Tax Consequences. Neither the Company nor any subsidiary nor the Plan Administrator makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Restricted Stock Agreement.
     15. Severability. In the event that any provision of this Restricted Stock Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Restricted Stock Agreement and this Restricted Stock Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.
     16. Governing Law. The Restricted Stock Agreement shall be construed in accordance with the laws of the State of Florida to the extent federal law does not supersede and preempt Florida law.
     17. Electronic Delivery and Signatures. The Director hereby consents and agrees to electronic delivery of any Plan documents, proxy materials, annual reports and other related documents including, by way of the Investor Relations section of the Company’s website, at Chicos.com. If the Company establishes procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), the Director hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Director consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the Grant Date.

ACKNOWLEDGED AND AGREED TO	CHICO’S FAS, INC.

This day of , 20 .	By:

Director

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